UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Trade Link Wholesalers Inc.

 (Exact name of Registrant as specified in its charter)

                                      Nevada

 (State or other jurisdiction of incorporation or organization)

                                       5013

 (Primary Standard Industrial Classification Code Number)

                                    Pending

 (I.R.S. Employer Identification Number)

         300 Brickstone Square, Suite 201, Andover, Massachusetts, 01810; Phone: (978) 662-5252; Fax: (978) 662-5201

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

Natalia Gaubina, C.E.O.

300 Brickstone Square, Suite 201, Andover, Massachusetts, 01810; Phone: (978) 662-5252; Fax: (978) 662-5201

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer [  ]                                                                                 Accelerated Filer    [  ]

 Non-Accelerated Filer [  ]  (Do not check if a smaller reporting company)            Smaller Reporting Company [x]

Proposed
		Maximum	Proposed Maximum
Class of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Share	Price	Registration Fee (1)

Common Stock	50,000,000	$0.008	$400,000	$28.52

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Trade Link Wholesalers Inc.

SHARES OF COMMON STOCK

4,000,000 MINIMUM - 50,000,000 MAXIMUM

Before this Offering, there has been no public market for our common stock. In the event that we sell at least the minimum number of shares in this Offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over-the-Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over-the-Counter Bulletin Board.

We are offering a minimum of 4,000,000 and a maximum of 50,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.008 per share.  In the event that 4,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind.  If at least 4,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund.  Funds will be held in a separate account.  The foregoing account is not an escrow, trust, or similar account.  It is merely a separate account under our control where we will segregate your funds.  There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by Natalia Gaubina, Galina Shalimova and Vasili Cherkasov, our Directors.  Our Directors will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks.  See "Risk Factors" starting on page 8.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.008	$0.002	$0.006
Per Share - Maximum	$0.008	$0.0002	$0.0078
Minimum	$32,000	$8,029	$23,971
Maximum	$400,000	$8,029	$391,971

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 22, 2010.

Table of Contents

Summary of Prospectus
Our Company	5
The Offering	6
Selected Financial Data	6
Risk Factors	7
Use of Proceeds	13
Determination of Offering Price	13
Dilution of the Price per Share	14
Plan of Distribution; Terms of the Offering	15
Section 15(g) of the Exchange Act	16
Offering Period and Expiration Date	17
Procedures for Subscribing	17
Right to Reject Subscriptions	17
Management’s Discussion and Analysis or Plan of Operation	17
Limited Operating History; Need for Additional Capital	18
Results of Operations	18
Liquidity and Capital Resources	19
Description of our Business and Properties	19
Premium Aftermarket Wheel and Wheel Care Products Industry	19
Competition	21
Our Business	22
Description of Property	24
Directors, Executive Officers and Control Persons	25
Executive Compensation	25
Security Ownership of Certain Beneficial Owners and Management	27
Certain Relationships and Related Transactions	27
Description of Securities	27
Common Stock	27
Voting Rights	28
Dividend Policy	28
Shares Eligible for Future Sale	28
Interests of Named Experts and Counsel	29
Reports to Security Holders	29
Financial Statements	30

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 8. In addition, certain statements are forward-looking statements which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements.”

References in this Prospectus to “Trade Link Wholesalers”, “Company”, “we”, “our”, or “us” refer to Trade Link Wholesalers Inc.  and its subsidiary, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were formed on December 22, 2008 as Trade Link Group, Inc. On September 4, 2009, we have changed our name to Trade Link Wholesalers Inc. Our plan is to export and sell premium aftermarket automotive wheels and wheel care products manufactured in North America to emerging markets of Russia and other Eastern European countries. On September 2, 2009 we have incorporated a wholly owned (ownership interest – 100%) subsidiary Trade Link Wholesalers Inc. an Ontario, Canada, based company. Our consolidated financial statements include the accounts of our Canadian subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

As of October 31, 2009, our fiscal Year End, we have generated $4,155 in revenues from sales of aftermarket alloy wheels, and have incurred $9,884 in losses since our inception on December 22, 2008. We have relied upon the sale of our securities in unregistered private placement transactions and cash advances from our directors to fund our operations.  We are a development stage company and we do not expect to generate revenue for the next 12 months which would be sufficient to sustain our operations.  Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities.  Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (December 22, 2008) to October 31, 2009, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This Offering and any investment in our common stock involves a high degree of risk.  If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds.  We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date.  Please review the "Risk Factors" starting on page 8 of this offering.

Our Directors collectively own 100% of the outstanding shares of our common stock as of the date of this Offering.  If minimum amount of the shares will be sold, our Directors will own 57.89% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our principal executive offices are located at 300 Brickstone Square, Suite 201, Andover, Massachusetts  01810, and our telephone number at that address is (978) 662-5252.

The Offering

Following is a brief summary of this Offering:

Securities being offered:	4,000,000 shares of common stock minimum and 50,000,000 shares of common stock maximum, par value $0.001
Offering price per share:	$ 0.008
Offering period:	The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us:	Approximately $23,971 assuming the minimum number of shares is sold. Approximately $391,971 assuming the maximum number of shares is sold.
Use of proceeds:	We will use the proceeds to pay for the implementation of our business plan, administrative expenses and general working capital. (i)

Number of shares outstanding before the offering:	5,500,000
Number of shares outstanding after the offering:	9,500,000 (if minimum number of shares are sold) 55,500,000 (if maximum number of shares are sold)

 (i) If the minimum amount of the shares is sold we will use the proceeds to pay for offering expenses of $8,029.  Of the $8,029, the amounts to be paid from the proceeds for expenses of the offering are: $3,500 for audit and accounting fees; $1,000 for filing fees; $3,000 for legal fees; $29 for registration fee; and $500 for transfer agent fees.  We will use the rest of the funds (net of offering expenses) for inventory purchase and product certification ($12,000) during implementation of the Stages I and II of our plan of operation, payment of current liabilities ($6,063) and for general working capital ($5,908).

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited financial statements and notes thereto included elsewhere in this Prospectus.

Income Statement Data:

From inception
(December 22, 2008) to
October 31,
2009
Revenue	$4,155
Expenses	$10,859
Net Income (Loss)	$(9,884)

Balance Sheet Data:

As of October 31,
2009
Working Capital (deficit)	$(4,384)
Total Assets	$9,552
Total Liabilities	$13,936

As of October 31, 2009, we had a working capital deficit of $4,384 and accumulated losses of $9,884 since inception.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading price of our securities could decline, and you might lose all or part of your investment.

RISK FACTORS RELATED TO OUR INDUSTRY

The automotive replacement parts industry is subject to cycles in the general economy. A downturn in the economy could reduce consumer spending on our products which could decrease our net sales and operating margins.

A downturn in the economy may delay or reduce consumer purchases of our products or lead consumers to purchase original equipment manufacturer (“OEM”) products from other distributors or car dealerships and reduce spending on higher margin aftermarket products, which could adversely affect our revenues, cash flow and profits. A slowdown in economic activity could adversely affect our results. Many factors affect the level of consumer spending on replacement wheels and tires, including, among others, general business conditions, interest rates, gasoline prices, the availability of consumer credit and consumer confidence in future economic conditions. While the number of automobiles registered in Russia and other Eastern European countries has steadily increased over time, should a reduction in the number of automobiles driven by automobile owners or a reduction in new car purchases occur, it would adversely affect the demand for our products.

Our business is subject to seasonal and other fluctuations that affect our cash flows which could affect our operations.

Demand for wheels and tires tends to fluctuate from quarter to quarter, with the highest demand generally from March through October of each calendar year and the lowest demand typically from November through February of each calendar year. In addition, the popularity, supply and demand for particular wheel, tire or other accessory products may change from year to year based on consumer confidence, the volume of aftermarket wheels and accessories reaching the replacement wheel and tire market, the level of personal discretionary income and other factors. Local economic, weather, transportation and other conditions also affect the volume of wheel and tire sales, on both a wholesale and retail basis. Such fluctuations may adversely affect our operations and cash flows.

 We operate in very competitive markets and may be unable to compete effectively in the worldwide automotive replacement parts industry.

The markets in which we operate are highly competitive. We compete with a number of other manufacturers and distributors that produce and sell similar products. Our products primarily compete on the basis of product design, price, product quality and brand recognition amongst the consumers. Some of our competitors are companies, or divisions, units or subsidiaries of companies that are larger and have greater financial and other resources than we do. In addition we compete with manufacturers of wheels and replacement parts which we plan to re-sell. The products we plan to re-sell may not be able to compete successfully with the products of our competitors. In addition, our competitors may foresee the course of market development more accurately than we do, have the ability to acquire similar products at a lower cost than we can, or adapt more quickly than we do to new technologies, designs, or evolving regulatory, industry, or customer requirements. As a result, the products we re-sell may not be able to compete successfully with their products. In addition, Original Equipment Manufacturers (OEM) may expand their internal production of components, introduce new designs at lower prices that will be more appealing to consumers, or take other actions that could reduce the market for our products and have a negative impact on our business. We may encounter increased competition in the future from existing competitors or new competitors. We expect these competitive pressures in our markets to remain strong.

Our international operations are subject to political, economic risks and foreign currency fluctuations.

We expect that most of our sales will be generated outside the United States.  We will be accordingly subject to a number of risks relating to doing business internationally, any of which could significantly harm our business, including:

political and economic instability;
inflation;
exchange controls and currency exchange rates;
foreign tax treaties and policies; and
restrictions on the transfer of funds to and from foreign countries.

Our financial performance on a U.S. dollar denominated basis is also subject to fluctuations in currency exchange rates.  These fluctuations could cause our results of operations to vary materially.  From time to time, we may enter into agreements seeking to reduce the effects of our exposure to currency fluctuations, but these agreements may not be effective in reducing our exposure to currency fluctuations or may not be available at a cost effective price.  We are not currently entered into any of these agreements.

RISK FACTORS RELATED TO OUR COMPANY

We are mainly dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to achieve adequate revenues to remain in business and our business will fail.

We are a startup company and we have limited operations.  We need the proceeds from this offering to pay for inventory, marketing, professional fees, travel and general and administrative expenditures.  We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues.  There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us.  If we are not able to obtain needed financing, we may have to cease operations and investors will lose all of their investment.

We depend on our relationships with our vendors and a disruption of these relationships or of our vendors’ operations could have an adverse effect on our business and results of operations.

There are a limited number of wheel, tire and aftermarket automobile accessories manufacturers in North America and, accordingly, we rely on a limited number of manufacturers of products we plan to re-sell. Our business depends on developing and maintaining productive relationships with these vendors. There can be no assurance that these suppliers will continue to supply products to us on favorable terms, or at all. Furthermore, in the event that any of our vendors were to experience financial, operational, production, supply, labor or quality assurance difficulties that resulted in a reduction or interruption in our supply, or if they otherwise failed to meet manufacturing requirements, we could be materially adversely affected. In addition, our failure to promptly pay or order sufficient quantities from our vendors may result in an increase in the cost of the products we purchase or a reduction in cooperative advertising and marketing funds or may lead to vendors refusing to sell products to us at all. To the extent that we would be required to find replacements for our manufacturers, a change in manufacturers could result in cost increases, time delays in deliveries and a loss of customers, any of which could have a material adverse effect on us.

We currently do not have long-term agreements with any of our potential brand manufacturers, and any of these manufacturers may unilaterally terminate their relationship with us at any time in the future.  There is also substantial competition among wholesalers for quality brand manufacturers.  To the extent we are unable to secure or maintain relationships with quality brand manufacturers, our business could be harmed.

We could be subject to product liability, personal injury or other litigation claims which could have an adverse effect on our business, financial condition and results of operations.

Purchasers of our products, or their employees or customers, could be injured or suffer property damage from exposure to, or defects in, products we sell or distribute, or have sold or distributed in the past, and we could be subject to claims, including product liability or personal injury claims. These claims may not be covered by insurance and vendors may be unwilling or unable to satisfy their indemnification obligations to us with respect to these claims. As a result, the defense, settlement or successful assertion of any future product liability, personal injury or other litigation claims could cause us to incur significant costs and could have an adverse effect on our business, financial condition, results of operations or cash flows.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on December 22, 2008, have realized $4,155 in revenues from sale of aftermarket alloy wheels, and incurred $9,884 in losses since inception.  We have very little operating history upon which an evaluation of our future success or failure can be made.  Based upon current plans, we expect to incur net operating losses in future periods because we will be incurring expenses and generating revenues, which may not be sufficient to cover our operating costs.  We cannot guarantee that we will be successful in generating significant revenues in the future.  Failure to achieve a sustainable sales level will cause us to go out of business.

There is substantial uncertainty as to whether we will continue operations.  If we discontinue operations, you could lose your investment.

Our registered independent auditors have discussed their uncertainty regarding our business operations in their audit report dated December 16, 2009.  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such, we may have to cease operations and you could lose your entire investment.

We depend on key personnel.

 Our future  success  will  depend  in  part  on the  continued  service  of key personnel,  particularly, Natalia Gaubina our  President  and  Chief  Executive Officer, Galina Shalimova our Chief Financial Officer and  Vasili Cherkasov, our Director.  Our future success will also depend on our ability to attract and retain key managers, sales people, and others.  We face intense competition for these individuals from well-established multinational, national, and regional wholesale and retail companies.  We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Trade Link Wholesalers Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in Trade Link Wholesalers will need to come through appreciation of the stock’s price.

Because our Directors will own 57.89% of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our Directors, Natalia Gaubina, Galina Shalimova and Vasili Cherkasov own 100% of the outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 57.89% of our outstanding common stock.

Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Failure to achieve and maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes, and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal auditing, and other finance staff in order to develop and implement appropriate additional internal controls, processes, and reporting procedures.  If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the  Sarbanes-Oxley  Act and current SEC regulations, beginning  with our  annual  report on Form 10-K for our  fiscal  period  ending October 31, 2009, we will be required to prepare  assessments  regarding internal controls over financial reporting and beginning with our annual report on Form 10-K for our  fiscal  period  ending  October 31,  2010,  furnish a report by our management on our internal control over financial  reporting.  We have begun the process of documenting and testing our internal  control  procedures in order to satisfy these  requirements,  which is likely to result in increased general and administrative  expenses  and may  shift  management  time  and  attention  from revenue-generating  activities to compliance activities.  While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis.  There also can be no assurance that our auditors will be able to issue an unqualified opinion on management’s assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control   environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future. Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation,  could harm our operating results, cause us to fail to meet our reporting  obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  Neither we nor our selling stockholders have engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active  trading market does  develop,  the  market  price of our  common  stock is  likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating  history.  Further, even if a public market develops,  the  volume  of  trading  in our  common  stock  will presumably be limited and likely be dominated by a few individual  stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•         variations in our quarterly operating results;

•         changes in general economic conditions and in the housing construction and household appliance industry;

•         announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint

•         ventures, or capital commitments;

•         loss of a major customer, partner or joint venture participant; and

•         the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

You could be diluted from our future issuance of capital stock and derivative securities.

As of January 22, 2010, we had 5,500,000 shares of common stock outstanding and no shares of preferred stock outstanding.  We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock.  To the extent of such  authorization,  our Board of  Directors  will have the  ability, without seeking stockholder approval, to issue additional shares of common stock or  preferred  stock  in the  future  for  such  consideration  as the  Board of Directors may consider  sufficient.  The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

If our common stock is accepted for quotation on the OTC Bulletin Board, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.  The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a “Penny Stock,” for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:

•         that a broker or dealer approve a person's account for transactions in penny stocks; and

•         the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and

•         quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•         obtain financial information and investment experience objectives of the person; and

•         make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has

•         sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•         sets forth the basis on which the broker or dealer made the suitability determination; and

•         that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

•         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

We expect the market for our common shares to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the NASDAQ National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices.  We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  These costs could affect profitability and our results of operations.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking  statements which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate,"  "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (i) the potential markets for our products, our potential profitability and cash flows, (ii) our growth strategies, (iii) anticipated trends in the water treatment systems industry, (iv) our future financing plans and (v) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information,  if any, as may be necessary to make the required statements,  in light of the circumstances under which they are made, not misleading.

Although  forward-looking  statements  in this  Prospectus  reflect  the good  faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks,  business,  economic and other risks and  uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our Prospectus which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.  We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

Use of Proceeds

Our Offering is being made on a self underwritten basis - with a minimum of $32,000 in gross proceeds.  The table below sets forth the use of proceeds if $32,000 (i.e. gross proceeds of the minimum offering) or $400,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

	Minimum	Maximum
Gross proceeds	$32,000	$400,000
Offering expenses	8,029	8,029
Net proceeds	$23,971	$391,971

The net proceeds will be used as follows:

Inventory	$10,000	$180,000
Liabilities	6,063	13,936
Logistics	1,000	40,000
Marketing	1,000	75,000
Product certification	2,000	15,000
General and administrative	3,908	68,035
TOTAL	$20,083	$391,971

Total offering expenses are approximately $8,029.  Of the $8,029, the amounts to be paid from the proceeds for expenses of the offering are: $3,500 for audit and accounting fees; $1,000 for filing fees; $3,000 for legal fees; $28 for registration fee; and $500 for transfer agent fees.

If the minimum amount of the shares is sold, we will use the proceeds to pay some of our outstanding, as of October 31, 2009, liabilities of approximately $6,063, which represent the following amounts:  organization costs of $830, filing fees of $514, consulting fees of $1,000, office expenses of $409 and travel and promotion expenses of $3,310.  If the maximum amount of the shares is sold, we will pay all of our outstanding liabilities as of October 31, 2009, totaling $13,936 which represents current accounts payable and accrued liabilities of $12,936 and $1,000 in management fees owed to our President.

In the future, in addition to equity financing, we may rely on loans from our Directors and officers to continue our operations; however, there are no assurances that our Directors will provide us with any additional funds.  Currently, we do not have any arrangements for additional financing.  If we are not able to obtain needed financing, we may have to cease operations.

Determination of Offering Price

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $400,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

  our cash requirements;
  the proceeds to be raised by the offering;
  our lack of operating history; and
  the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholder.

Dilution of the Price per Share

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  As of October 31, 2009, the net tangible book value of our shares of common stock was a deficit of $(4,384) or approximately $(0.0008) per share based upon 5,500,000 shares outstanding.

If the maximum number of shares is sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 55,500,000 shares to be outstanding will be $395,616, or approximately $0.0071 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $0.0009 per share.  The net tangible book value of the shares held by our existing shareholder will be increased by $0.0079 per share without any additional investment on their part.  The shareholders acquiring shares in this Offering will incur an immediate dilution from $0.008 per share to $0.0071 per share.

After completion of this Offering, if 50,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 90.09% of the total number of shares then outstanding shares for which the shareholders acquiring shares will have made cash investment of $400,000, or $0.008 per share.  Our existing shareholders will own approximately 9.91% of the total number of shares then outstanding, for which they have made contributions of cash of $5,500, or $0.001 per share.

If the minimum number of shares is sold:

Upon completion of this Offering, in the event 4,000,000 shares are sold, the net tangible book value of the 9,500,000 shares to be outstanding will be $27,616 or approximately $ 0.0029 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.0051 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.0037 per share without any additional investment on their part.  The shareholders acquiring shares in this offering will incur an immediate dilution from $0.008 per share to $ 0.0029 per share.

After completion of this Offering, if 4,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 42.11% of the total number of shares then outstanding for which the shareholders acquiring shares have made cash investment of $32,000, or $0.008 per share.  Our existing shareholders will own approximately 57.89% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $5,500, or $0.001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this Offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$ 0.001
Net tangible book value per share before offering	$(0.008)
Net tangible book value per share after offering	$0.0071
Increase to present stockholders in net tangible book value per share after offering	$0.0079
Capital contributions	$5,500
Number of shares outstanding before the offering	$5,500,000
Number of shares after offering held by existing stockholders	$5,500,000
Percentage of ownership after offering	9.91%

Purchasers of shares in this Offering if all shares sold:

Price per share	$0.008
Dilution per share	$0.0009
Capital contributions	$400,000
Number of shares after offering held by public investors	50,000,000
Percentage of ownership after offering	90.09%

Existing stockholders if the minimum number of shares sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.008)
Net tangible book value per share after offering	$0.0029
Increase to present stockholders in net tangible book value per share after offering	$0.0037
Capital contributions	$5,500
Number of shares outstanding before the offering	5,500,000
Number of shares after offering held by existing stockholders	5,500,000
Percentage of ownership after offering	57.89%

Purchasers of shares in this Offering if the minimum number of shares sold:

Price per share	$0.008
Dilution per share	$0.0051
Capital contributions	$32,000
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	42.11%

Plan of Distribution; Terms of the Offering

We are offering 4,000,000 shares of common stock minimum, 50,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers. The offering price is $0.008 per share.  In the event that 4,000,000 shares are not sold within 180 days of the effective date of our Prospectus, or within an additional 90 days if we choose so, all money received by us will be promptly, returned to you with interest and without deduction of any kind.   We will return your funds to you in the form a cashier’s check sent by Federal Express on the 181st day or, if extended, on the 271st day.  If at least 4,000,000 shares are sold within 180 days of the effective date of our Prospectus or, if extended,  within the additional 90 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate bank account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days or, if extended, 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name.

Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 180 days or, if extended, 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the Offering.  You will not have the right to withdraw your funds during the Offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the Offering or if there is a material change in the terms of the Offering.  The following are material changes that would entitle you to a refund of your money:

-          a change in the offering price;

-          a change in the minimum sales requirement;

-          a change in the amount of proceeds necessary to release the funds held in the separate bank account;

-          a change to allow sales to affiliates in order to meet the minimum sales requirement; and

-          an extension of the offering period beyond 270 days.

If any of the above material changes occur, a new offering may be made by means of a post-effective amendment.  We will sell the shares in this Offering through our Directors, Natalia Gaubina, Galina Shalimova, and Vasili Cherkasov.  They will receive no commission from the sale of any shares.  They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1.       The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.       The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.       The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.       The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our officers and Directors at the end of the Offering and have not been during the last 12 months and are currently not broker-dealers or associated with a broker-dealer.  They have not during the last twelve months and will not in the next 12 months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering.  We will not utilize the Internet to advertise our Offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This Offering will start on the date of this Prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check or certified funds to us for acceptance or rejection.  All checks for subscriptions must be made payable to Trade Link Wholesalers Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Management’s Discussion and Analysis or Plan of Operation

We are a start-up stage corporation with limited operations and limited revenues from our business operations.  Our registered independent auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months.  We do not anticipate that we will generate significant revenues until we have established our wholesale operations and developed distribution channels with sales sufficient to generate a healthy profit margin.  Accordingly, we must raise cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering.  If we raise the minimum amount through this offering, we will be able to continue operations and remain in business for 12 months.  If we are unable to generate revenues after the 12 months for any reason, or if we are unable to make a reasonable profit after 12 months, we may have to cease operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.  If we raise the minimum amount of money from this offering, it will last for 12 months but with limited funds available to build and grow our business.  If we raise the maximum amount, we believe we can achieve profitable operations, however, we cannot guarantee that proceeds from this offering will be sufficient for us to continue as going concern.  If we raise less than the maximum amount and we need more money, we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans.  Other than as described in this paragraph, we have no other financing plans.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are in the start-up stage of operations and have generated minimal revenues.  We cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in inventory, shipping, and marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance and increases in travel expenditures.

To become profitable and competitive, we have to successfully promote and increase sales and distribution of our products.

We anticipate relying on equity sales of our common stock in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to our existing stockholders.  There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on December 22, 2008, through October 31, 2009.

Our results of operations, as reported in our consolidated financial statements, incorporate results of operations of our wholly owned Canadian subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

During the period from December 22, 2008 (inception), through October 31, 2009, we have generated $4,155 in revenues from sale of aftermarket premium alloy wheels and incurred $9,884 in losses since inception.  As of August 31, 2009, we incurred $10,859 in operating costs including $3,500 for accounting and audit fees; $1,000 for consulting, $1,000 for executive compensation; $832 for organization costs; $3,309 for travel and promotion and $1,218 for general and administrative costs. We hired consultants in the areas of bookkeeping and accounting. We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.

Since inception, we have sold 5,500,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $5,500.

We have reserved the domain name www.usaexportwheels.com in anticipation of future expansion. We have not developed our website as of the date of this registration statement.

Liquidity and Capital Resources

As of October 31, 2009, our total assets consisted of cash of $9,552 and our total liabilities were $13,936 for a total working capital deficit of $4,384. During the period from December 22, 2008 (inception) through October 31, 2009 we have financed our operations through the issuance of 5,500,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $5,500 and revenues of $4,155 from the sale of alloy wheels.

We expect to incur substantial losses over the next two years.  As of October 31, 2009, we had cash of $9,552 and we believe that we need approximately an additional $32,000 to meet our working capital requirements over the next 12 months.  Our intention is to obtain this money through this offering.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this Prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

We were formed on December 22, 2008 as Trade Link Group, Inc. On September 4, 2009, we have changed our name to Trade Link Wholesalers Inc. Our plan is to export and sell premium aftermarket automotive wheels and wheel care products manufactured in North America to emerging markets of Russia and other Eastern European countries. On September 2, 2009 we have incorporated a wholly owned (ownership interest – 100%) subsidiary Trade Link Wholesalers Inc. an Ontario, Canada, based company.

References in this Prospectus to “Trade Link Wholesalers” refer to Trade Link Wholesalers Inc. and its subsidiary, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Premium Aftermarket Wheel and Wheel Care Products Industry

Aftermarket/Custom wheels

Alloy Wheels

A sizeable selection of aftermarket or custom wheels (sometimes called "rims”) are available to automobile owners who want lighter, larger and/or more stylish wheels on their cars, in order to increase performance, manipulate handling and suspension, and/or signify luxury, sportiness, or wealth.

Custom wheels are not only an easy upgrade for a custom car, but they are also one of the popular upgrades to help build a custom car, custom truck, low-rider, or "off roader."  Custom wheels can be one of the most expensive upgrades with a price range from $150 to $2,500 per wheel. Custom wheels are usually made from an alloy of aluminum or magnesium metals (or sometimes a mixture of both).

For passenger vehicles, alloy wheels are not only bought for improved driving performance, but also for cosmetic purposes. The alloy wheel itself is shiny and/or has an intricate design, so there is no need for paint or wheel covers. By contrast, steel wheels either have to be painted steel rims with a chromed wheel nut, or be hidden with plastic wheel covers.

Alloy wheels are more expensive to produce than standard steel wheels, and thus are not included as standard equipment on base models of many non-luxury vehicles, instead being marketed as optional add-ons or as part of a more expensive trim. Alloy wheels have long been included as standard equipment on higher-priced luxury or sports cars, with larger-sized or "exclusive" alloy wheels being options.

There are three ways to categorize alloy wheels: by type of construction, material and finish.

Construction

Cast: Cast wheels are made by using a mold in the desired shape of the wheel and pouring melted metal into the cast

Forged: Forged wheels are made by forcing a raw block of metal into a shape with extreme pressure. Forging is an expensive, multi-stepped process.

Material

Aluminum Alloy: Aluminum Wheels are lighter and more durable than steel wheels, making them a good choice for aftermarket car parts customers

Magnesium Alloy: Magnesium Alloy wheels are used in place of heavier steel or aluminum wheels for better performance. They have the disadvantages of being rather expensive and not practical for most street vehicles.

Finish

Chrome Wheels: The finish of a chrome wheels probably won’t be the longest lasting finish being that chrome has a tendency to rust, but chrome wheels will have the highest luster, or shine, if the chrome is properly cleaned and dried after washing to prevent rust/tarnish. Although Chrome is the easiest finish to clean, or maintain, attention to detail in cleaning this type of wheel is required. To prolong the finish on a chrome wheel, a consumer can apply a coat of wax after they are cleaned.

Polished Aluminum Wheels: Polished aluminum wheels have their own unique look and can easily be polished to a mirror-like shine. Polished aluminum does tarnish if the finish is not maintained. A chalky white substance, called oxidation, can form on aluminum wheels if they are not polished regularly. Cleaning these wheels can easily be done with a little aluminum polish and elbow grease.

Powder-Coated Wheels: This type of finish is one of the toughest finishes ever created and is available in thousands of different colors. Powder coating is more-or-less a plastic coating that is chemical and dirt resistant. Powder coated wheels make for great off road wheels because they can resist rust and tarnish much more so than chrome or polished aluminum. Powder coated wheels should be cleaned just like the paint on the car or truck.

Wheel Care Products

There are many products in the market that are specifically formulated to clean and protect alloy, painted alloy and stainless steel wheels. We plan to sell and distribute technologically advanced wheel cleaners and wheel polishers.

Alloy Wheel Cleaners

A vehicle’s tires, wheels and plastic trim live in a harsh environment of stopping, going and baking in the hot sun.  Under heavy breaking, heated dust particles from brake pads bombard the wheels and bake on to the finish.  If left on the wheel, a phenomenon known as galvanic corrosion sets in, which will eventually destroy the wheel's appearance.  The environment for the tires and black plastic trim is even worse.  Constant exposure to the sun's UV rays leach rubber and plastic of its natural color and flexibility.  There are plenty wheel and tire cleaners on the market. We plan to focus on selling the most advanced cleaners, polishes and sealants manufactured in the USA. Some U.S. based manufacturers offer a complete wheel and tire care kit consisting of a cleaner, polisher and applicators.

Wheel Polishers

Some of the most advanced wheel polish manufacturers are using nanotechnology in manufacturing process. The benefits of nanotechnology over conventional products are vast. By utilizing smaller building blocks, nano-waxes can fill even the smallest scratches and swirl marks in the paint. Through increased surface contact, nano-waxes also attain better anchorage-that is, they stick to the care paint better for longer lasting results. The same is true with nano-based metal polishes and their ability to fill, or remove minor imperfections.

Market Overview

Target Market Overview

In recent years, the emergence of a middle class in Russia means more and more consumers are willing to spend money on the ultimate Russian status symbol – the automobile.

The modern Russian middle class unites intellectuals, non-manual workers, managers, executives of various levels and highly qualified workers. Unlike Westerners, Russians are not saddled with mortgage payments because they live in apartments they own. They do not save money in the bank because they distrust the Russian banking system. They enjoy what most citizens can only regard as a dream lifestyle. They can afford to own a foreign car, as opposed to a breakdown prone domestic model, and enjoy leisure time in the countryside in their private cottages.

With increased domestic assembly of foreign-brand vehicles, more Russians can afford to buy a quality brand car. Ford, GM, KIA, and Renault already have production locations in Russia. Toyota, DaimlerChrysler and Volkswagen already have announced plans to start production in Russia. The Russian government, as well as most of Russian traditional carmakers, have reached a perception that Russian brand cars cannot be competitive in quality. Russia’s large carmakers, except for AvtoVAZ producing LADA, have shifted to assembly of foreign-make (foreign-brand) cars. Major foreign carmakers began to expand their assembly in Russia, making full use of preferential import duties on car components. Thus, the boost of assembling foreign brand cars in Russia was brought about. As a result, Russia's new-car market will become more demanding in terms of technology, attracting aftermarket automotive suppliers to Russia as well.

Competition

In our particular product segment, we compete against a diverse group of wholesalers and retailers offering wide range of OEM and aftermarket alloy wheels and wheel care products. We face significant competition from US manufacturers and wholesalers of alloy wheels who sell their products in the Russian and Eastern European market. We also compete with European and Russian wholesalers, distributors and retailers who supply alloy wheels and tires to Russian and Eastern European markets.

Some of the global aftermarket wheel brands include TeamDynamics, NAD Wheels, R2 Wheels, Lowenhart, DONZ, Rennen, Rial, Orobica Line, M.B Italia, Toora, G.M.P Italia, Vellano, MOZ, Watanabe, SSR Wheels, Wolfhart, Wolfrace, Panther Wheel, American Racing Wheels, Motegi Racing Performance Wheels, Weld Racing, BBS Wheels, CMS, 5Zigen, Volk Racing, Konig Wheels and Rimstock. Most wheel brands are ultimately sold through dealers such as Tire Rack (USA), Rhino Tuning (UK), and LA Connections (Russia).

There are a number of manufacturers and distributors of OEM and aftermarket alloy wheels in Russia. One of the largest domestic OEM alloy wheel manufacturers is Krasnoyarsk based K&K plant. K&K owns two light alloy wheel brands “K&K” and “Rapid” with over 120 designs and with sizes ranging from 12’ to 20’. K&K supplies all major domestic and foreign carmakers with production lines located in Russia. Amongst them are Ford, Renault, KIA, GM, AutoVaz, GAZ, LuAZ, Severstal Auto, and many others. The K&K has a developed distribution network with dealers located in major cities in Russia and former CIS countries, such as Ukraine, Kazakhstan, Uzbekistan, and Armenia.

In the Russian market, two examples of U.S.-based competitors include L.A. Connection and Russtec, Inc.

L.A.Connection (“LAC”), a California based manufacturer and distributor of premium aftermarket wheels and accessories, is one of the most notable distributors in the Russian market. The LAC was in the Russian market for six years and carries more than a dozen of premium wheel brands including HRE, ASANTI, STRUT, MODULAR SOCIETY, LEXANI, MHT, DUB, FOOSE, DUB SPINNERS, FORGIATO, AUTOCOUTURE, KINESIS, OFFROAD, VERTINI. LAC has showrooms in Moscow and Saint Petersburg.

Another California based company, Russtec Inc. is one of the emerging participants in the Russian market of premium wheels and accessories. The company owns one brand, Russtec Wheels. The forged wheels are designed in the USA, manufactured in Russia and finished in Italy.

Moreover, competition is intense and poses great difficulty for smaller companies and distributors.  Trade Link Wholesalers will try to offer distinctive products, which address specific consumer needs.  We will target a specific group of consumers, who are looking for unique products and brands that are not offered by other competitors.

Due to limited financing and fierce competition we may not be able to generate sustainable revenues and will have to cease operations.  In addition, it is possible that multinational wholesaler and retailers will increase their presence in the Russian market thereby achieving greater market penetration and placing additional competitive pressures on our business.

Our Business

Business Model

Trade Link Wholesalers is a wholesaler/distributor of premium aftermarket automotive wheels and wheel care products manufactured in North America for sale and distribution in the emerging markets of Russia and other Eastern European countries. We plan to position ourselves as a supplier of aftermarket premium automotive wheels and wheel care products directly from North American manufacturers and wholesalers.

We plan to utilize our directors’ knowledge and experience in the industry and develop a network of local dealers in Russia and other Eastern European countries. We will concentrate our efforts on establishing relationships with local auto dealers, auto parts distributors, automobile parts and accessories stores, and auto service centers. Once we establish a relationship, we will ship representative sample wheels with manufacturer catalogues and other supporting materials to the retailer. When a customer chooses the exact model of wheel they want to purchase, the retailer will place a purchase order with Trade Link with a 100% prepaid deposit, which includes the wheel price quoted to the retailer, freight, custom brokerage fees and duties. Upon receipt of payment, Trade Link Wholesalers will fulfill the order.

Plan of Operations

Stage I – Offering Completion and First showroom setup

We expect to complete our offering within three to six months from the effective date of our registration statement. If we sell the minimum number of shares, we will proceed with our first showroom setup.

We have entered into a non-exclusive Authorized Reseller Agreement with OOO “Turbo” (Turbo) on October 6, 2009. Turbo specializes in reselling and installing automobile parts and accessories. As of the date of this prospectus, we have sent a small shipment of sample alloy wheels, manufacturer’s catalogues and wheel care products. We will evaluate the clients’ feedback in order to determine which brands are performing best in terms of customer demand and are better suited for local clientele.

We are a startup company with no proven industry history and we cannot guarantee that we will be able to buy premium aftermarket wheels directly from manufacturers due to the small quantities of the initial orders. As a result, our profit margin will be affected by the higher prices that we have to pay to North American distributors in order to buy the wheel brands we intend to re-sell.

We plan to spend approximately $10,000 during Stage I and complete it within three to five months from the time we sell the minimum number of shares. If we do not sell the minimum number of shares, we will be forced to postpone completion of our plan of operations.

Stage II – Establish Efficient Logistics and Obtain Necessary Certifications.

We plan to obtain necessary certifications on the products we intend to sell required by Russian regulatory authorities.  Goods exported to Russia are subject to one or a combination of mandatory certification systems, which includes GOST R Certificate of Conformity.  The wheels and their parts and fittings are included in the list of products that are subject to mandatory GOST R certification under the category “Component and equipment for cars”.

GOST R Certificate of Conformity

The GOST R Certificate of Conformity is the most common and permissive document in Russia, testifying that the product meets necessary safety standards.  Original or certified copy of the Certificate of Conformity is required for customs clearance at the Russian border as well as for sale and/or marketing within the country.  The certified product should be marked by the registered GOST R sign (so called Mark of Conformity), which clearly demonstrates product compliance to the applicable Russian standards.

Depending on the annual export volume, there are different types of Certificates of Conformity determining the evaluation procedure:

  Single shipment certificates.  The “Consignment Certificate of Conformity” is a trade document valid for one consignment only, i.e. for a certain quantity and type of product.  This kind of certificate is advisable if a company exports to Russia sporadically.
  Certificates for serial production.  The “Serial Production Certificate of Conformity” is a trade document whose validity can vary from 12 months to 3 years depending on nature of the products.  Such a document enables a company to export an unlimited number of shipments and quantities of heterogeneous goods produced during the certificate validity period.  This type of GOST R certificate is especially suitable for companies with regular export activities and a wide product range.  To ensure compliance of products to Russian standards after the certificate has been issued, an annual inspection by an accredited Certification Body is necessary.

We will verify with our prospective suppliers if they have the GOST R certificates for the products they manufacture.  There is a chance that some products, e.g. Asanti, Forgiato, DUB, HRE wheels, have been certified for sale in Russia, since our competitors are already selling these brands on the Russian market.  If certification will be necessary, we plan to hire consultants specializing in GOST R certification.  There are a number of companies in North America that offer these services.  Due to the start up nature of our business, we do not expect large trading volumes and will be seeking certification for each shipment.  There is no guarantee that we will be able to obtain all necessary certifications.  Therefore, we may have to cease our overseas operations and investors will lose all of their investment.

Once we determine import requirements to Russia, we plan to find and establish our relationship with a freight forwarding company. We will be looking for an established international freight-forwarding operator that has a division in the USA. Our search will concentrate on the shipper’s ability to provide the following services:

  Speedy customs clearance at point of entry.
  Low freight rates and Russia handling charges at destination.
  Seamless door to door service from pick up at shipment point through to delivery to Russian client's premises.
  Accurate customs entry work, avoiding prohibitive duty rates.
  Consultancy on all customs related matters i.e. import licensing regulations, quota requirements, duty drawback, transhipments etc.

In addition we will be looking for a shipper who has its own dedicated sea-freight inbound full container load (FCL) and less than container load services (LCL), or air-freight consolidation services. Due to the start-up nature of our business we do not expect to ship our products in full container load during the next twelve months of our operations. We will be utilizing the option of shipping our products through a company who ships less than container loads on favorable terms. We may not be able to find a cost-effective logistics solution, which will adversely affect our business.

We expect to spend approximately $3,000 on the Stage II of our Plan and complete it within four months upon completion of the Stage I of our Plan.

Stage III – Expand our Network of Dealers

We plan to expand the network of dealers for our products in the Russian Market. We plan to find the resellers by searching in industry trade publications, attending trade and consumer shows and utilizing our directors’ knowledge of the market. We plan to sign non-exclusive Authorized Reseller Agreements with auto dealers, auto parts distributors, automobile parts and accessories stores, and auto service centers other than OOO “Turbo”.

Due to our limited resources, and the start up nature of our business, we may not be able to sign agreements with potential partners, and develop the network of resellers.

We expect to spend approximately $2,000 on the Stage III of our Plan and complete it within three month upon completion of the Stage II of our Plan.

Stage IV- Hiring Additional Personnel

We plan to hire additional personnel, based on the activity level of our operations, product delivery requirements and our cash flow within twelve months from the effective date of our registration statement. In addition, to achieve our plans for future growth we will need to recruit, hire, train and retain other highly qualified sales and managerial personnel.  Competition for qualified employees is intense, and if we cannot attract, retain and motivate these additional employees, their absence could have a materially adverse effect on our business, financial condition or results of operations. All future hiring will be subject to financing and sufficient cash flow from operations. If we raise the minimum amount of proceeds from this offering we may not be able to hire additional employees.

Future Operations

Our long-term, five-year plan is to broaden our selection of products to include new brands of wheels and new product categories, such as grilles, front bumper kits, side skirts, and rear wings. In addition to expansion of our product lines, we plan to expand our sales territories to other Eastern European countries. There is no assurance we will be successful in completing our short-term plan of operations or achieving profitable operations necessary to implement our long-term plan

Financing

We intend to raise a minimum of $32,000 and up to a maximum of $400,000 of gross proceeds from this Offering.  Management believes that if we raise the minimum amount we will have sufficient cash flow to meet our capital requirements for at least the next 12 months.  Management expects to keep operating costs to a minimum until cash is available through financing or operating activities.  If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Description of Property

We do not hold ownership or leasehold interest in any property.

Directors, Executive Officers and Control Persons

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position

Natalia Gaubina	46	President, Chief Executive Officer, Director
Galina Shalimova	55	Secretary, Treasurer, Chief Financial Officer, Director
Vasili Cherkasov	43	Director

The Directors will serve as Directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Trade Link Wholesalers’ affairs.

Mrs. Natalia Gaubina has served as our President and Chief Executive Officer and a member of the Board of Directors since August, 2009.  From 2001 to 2007, Mrs. Gaubina has held various sales positions with Avangard Auto, Auto Center, car dealerships, and Super Shinna, a retail store, in Moscow Region, Russia. From January 2008 to present Mrs. Gaubina provides sales and marketing services to various auto dealers on a contract basis. Mrs. Gaubina is not an officer or Director of any other reporting company.  Mrs. Gaubina intends to devote approximately 25% of her business time to our affairs.

Mrs. Galina Shalimova has been our Director and a member of the Board of Directors since August, 2009.  Shalimova has a Bachelor’s degree in economics and in the past twenty years held a variety of financial management positions with government and private companies. From 2004 to 2007, she was Chief Financial Officer at Sibirski Torgovi Dom, a privately-held company. From 2008 to present Mrs. Shalimova has worked as CFO of OOO “Polyus Trading” a private corporation involved with import and distribution of household electronics, based in Novosibirsk, Russia. Mrs. Shalimova is not an officer or Director of any other reporting company. Mrs. Shalimova intends to devote approximately 20% of her business time to our affairs.

Mr. Vasili Cherkasov has been a member of the Board of Directors since our inception.  From 2003 to 2005, Mr. Cherkasov worked as a general manager at a car dealership, Automir.  From 2006 to September 2008 he was director of sales and marketing at Satellit-Auto, an auto dealership based in Novosibirsk. From October 2008 to present, Mr. Cherkasov has worked as a sales manager for Nomos Imports, a privately held company.  Mr. Cherkasov is not an officer or Director of any other reporting company and intends to devote approximately 20% of his business time to our affairs.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on December 22, 2008 through October 31, 2009, our fiscal year end.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonquali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Natalia Gaubina	2009	0	0	0	0	0	0	1,000	1,000 (i)
President, CEO

Galina Shalimova, CFO,	2009	0	0	0	0	0	0	0	0
Secretary & Treasurer

(i)              The company's president provides management services to the company as per unwritten arrangement with the company. During the period from December 22, 2008 (inception) to October 31, 2009, the company incurred $1,000 in management fees.

The following table sets forth information with respect to compensation paid by us to our directors during the period from inception on December 22, 2008 through October 31, 2009.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Natalia Gaubina	0	0	0	0	0	0	0
Galina Shalimova	0	0	0	0	0	0	0
Vasili Cherkasov	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of October 31, 2009, and January 22, 2010, of our common stock by each of our Directors, and by all executive officers and Directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of October 31, 2009, and January 22, 2010, there were 5,500,000 common shares issued and outstanding.  All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

				Percent of	Percent of
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Class After Offering with Minimum Number of Shares Sold	Class After Offering with Maximum Number of Shares Sold
		(1)	(%)	(%)	(%)
Common	Natalia Gaubina President, CEO, and Director	3,000,000	54.55	31.58	5.41
Common	Galina Shalimova ,Secretary, Treasurer, CFO and Director	2,500,000	45.45	26.31	4.50
	All Officers and Directors as a Group that consists of three persons	5,500,000	100.0	57.89	9.91

(1) - Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000. We do not have any written agreements with our officers and directors.

The President of the Company provides management services to the Company. During the period from December 22, 2008 (inception) to October 31, 2009, management services of $1,000 were charged to operations.

As of October 31, 2009, the Company owed to Directors of the Company $1,000 for management fees. Such amounts are unsecured, non-interest bearing, and have no terms for repayment.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Trade Link Wholesalers Inc. consists of 75,000,000 common shares, $0.001 par value.  Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Trade Link Wholesalers, whether voluntary or involuntary, to share equally in the assets of Trade Link Wholesalers available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Trade Link Wholesalers' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Trade Link Wholesalers’ common stock are entitled to dividends if declared by the Board of Directors out of funds legally available; therefore, Trade Link Wholesalers does not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Trade Link Wholesalers’ financial condition, capital requirements, general business conditions, and other factors.  Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Shares Eligible for Future Sale

The 50,000,000 shares of common stock registered in this Offering will be freely tradable without restrictions under the Securities Act.  No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.  Our 5,500,000 issued and outstanding shares have been held since September 30, 2009, and are subject to the sale limitations imposed by Rule 144.  Under Rule 144, since our Directors an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Legal Proceedings

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings which involve Trade Link Wholesalers Inc.

During the past five years, Messrs. Gaubina, Shalimova and Cherkasov have not been the subject of the following events:

1.       Any bankruptcy petition filed by or against any business of which Messrs. Gaubina, Shalimova and Cherkasov were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.       Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.       An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Messrs. Gaubina’s, Shalimova’s and Cherkasov’s involvement in any type of business, securities or banking activities.

4.       Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against  public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Interest of Named Experts and Counsel

Our financial statements included in this Prospectus and the Registration Statement have been audited by Ronald R. Chadwick P.C., Registered Certified Public Accountants, to the extent and for the periods set forth in their  report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Harrison Law, P.A. our legal counsel, has provided an opinion on the validity of our common stock. We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

Additional Information

We have filed with the Commission a Registration Statement on Form S-1 under the 1933 Act with respect to the securities offered by this Prospectus.  This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement.  Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the Registration Statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions.  The Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

Financial Statements

Index to Consolidated Financial Statements, October 31, 2009 (Audited) ………………………..………………….F-1

TRADE LINK WHOLESALERS INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Trade Link Wholesalers Inc.

Andover, Massachusetts

I have audited the accompanying consolidated balance sheet of Trade Link Wholesalers Inc. (a development stage company) as of October 31, 2009 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from December 22, 2008 (inception) through October 31, 2009. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Trade Link Wholesalers Inc. as of October 31, 2009 and the consolidated results of its operations and its cash flows for the period from December 22, 2008 (inception) through October 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                                         /s/ Ronald R. Chadwick, P.C.

December 16, 2009                                                     RONALD R. CHADWICK, P.C.

TRADE LINK WHOLESALERS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
AS OF OCTOBER 31, 2009

ASSETS

2009
Current Assets:
Cash	$ 9,552

Total current assets	9,552

Total Assets	$ 9,552

LIABILITIES AND STOCKHOLDER'S ( DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$ 12,936
Due to related party	1,000

Total current liabilities	13,936

Total liabilities	13,936

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $0.001 per share, 75,000,000 shares authorized;
5,500,000 issued and outstanding	5,500

(Deficit) accumulated during the development stage	(9,884)

Total stockholders' (deficit)	(4,384)

Total Liabilities and Stockholder's (Deficit)	$ 9,552

The accompanying notes to financial statements are

an integral part of these balance sheets

TRADE LINK WHOLESALERS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM DECEMBER 22, 2008 (INCEPTION)
THROUGH OCTOBER 31, 2009

For The Period From
December 22, 2008
(Inception) Through
October 31, 2009

Revenues, net	$ 4,155

Cost of Revenues	3,180

Gross Profit	975

Expenses:
General and administrative-
Accounting and audit fees	3,500
Consulting	1,000
Executive compensation	1,000
Legal - Organization costs	832
Travel	3,309
Other	1,218

Total operating expenses	10,859

(Loss) from Operations	(9,884)
-
Other Income (Expense)	-

Provision for income taxes	-

Net (Loss)	$ (9,884)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$ (0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	50,000

The accompanying notes to financial statements are

an integral part of these statements

TRADE LINK WHOLESALERS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)
FOR THE PERIOD FROM INCEPTION (DECEMBER 22, 2008)
THROUGH OCTOBER 31, 2009

			(Deficit)
			Accumulated
			During the
	Common stock		Development
Description	Shares	Amount	Stage	Total

Balance - December 22, 2008	-	$ -	$ -	$ -

Common stock issued for cash	5,500	5,500	-	5,500

Net (loss) for the period	-	-	(9,884)	(9,884)

Balance -October 31, 2009	5,500	$ 5,500	$ (9,884)	$ (4,384)

The accompanying notes to financial statements are

an integral part of this statement.

TRADE LINK WHOLESALERS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 22, 2008 (INCEPTION)
THROUGH OCTOBER 31, 2009

For The Period From
December 22, 2008
(Inception) Through
October 31 ,2009

Operating Activities:
Net (loss)	$ (9,884)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Changes in Current Assets and Liabilities-
Accounts payable and accrued liabilities	12,936

Net Cash (Used in) Operating Activities	3,052

Financing Activities:
Proceeds form issuance of common stock	5,500
Loan from Director and stockholder	1,000

Net Cash Provided by Financing Activities	6,500

Net Increase in Cash	9,552

Cash - Beginning of Period	-

Cash - End of Period	$ 9,552

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -

Income taxes	$ -

The accompanying notes to financial statements are

an integral part of these statements.

TRADE LINK WHOLESALERS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

1.            Summary of Significant Accounting Policies

  Basis of Presentation and Organization

Trade Link Wholesalers Inc. (the “Company” or “Trade Link Wholesalers”) is a Nevada corporation in the development stage and has minimal operations. The Company was incorporated under the laws of the State of Nevada on December 22, 2008.  The Company is involved in sale and distribution of premium aftermarket automotive wheels and accessories manufactured in North America.

   Principles of Consolidation

The Company's consolidated financial statements include the accounts of Trade Link Wholesalers Inc., an Ontario, Canada, based company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

  Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

  Revenue Recognition

The Company is in the development stage and has realized minimal revenues from operations.  The Company recognizes revenues when the sale and/or distribution of products is complete, risk of loss and title to the products have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by its customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.  Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons. These incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

  Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the periods.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the period ended October 31, 2009

TRADE LINK WHOLESALERS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes”

 (“SFAS No. 109”).  Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  Trade Link Wholesalers establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

          Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods.  Considerable judgment is required in estimating fair value.  Accordingly, the estimates of fair value may not be indicative of the amounts Trade Link Wholesalers could realize in a current market exchange.  As of October 31, 2009, the carrying value of the Company’s financial instruments approximated fair value due to the short-term nature and maturity of these instruments.

          Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

          Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment of Disposal of Long-lived Assets,” which was adopted effective January 1, 2002.  Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value. For the period ended October 31, 2009, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

TRADE LINK WHOLESALERS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

          Advertising and Promotion

The Company expenses all advertising and promotion costs as incurred. The Company did not incur advertising and promotion costs for the period ended October 31, 2009.

          Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying consolidated financial statements as general and administrative expenses, and are expensed as incurred.

          Estimates

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

2.            Development Stage Activities and Going Concern

The Company is in the development stage, and has minimal operations.  The Company is involved in sale and distribution of premium aftermarket automotive wheels and accessories manufactured in North America.

During the period from December 22, 2008, through October 31, 2009, the Company was organized and incorporated, and conducted a capital formation activity to raise $5,500 through a stock subscription agreement.  The Company intends to conduct additional capital formation activities through the issuance of its common stock and to further conduct its operations.

While management of the Company believes that the Company will be successful in its planned operating activities under its business plan and capital formation activities, there can be no assurance that it will be successful in the sale and distribution of premium aftermarket automotive wheels and accessories or the formation of sufficient capital such that it will generate adequate revenues to earn a profit or sustain its operations.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United State of America, which contemplate continuation of the Company as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since inception.  Further, as of October 31, 2009, the Company had a working capital deficiency of $4,384.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying consolidated financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern.

TRADE LINK WHOLESALERS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

3.            Capital Stock

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.001 per share.  No other class of stock is authorized.

During the period from December 22, 2008 (inception) to October 31, 2009, the Company issued 5,500,000 shares of common stock at $0.001 per share to its Directors and officers for total proceeds of $5,500.

As of October 31, 2009, the Company had not issued any shares, granted any stock options, or recorded any share-based compensation.

    4.      Income Taxes

The provision (benefit) for income taxes for the period ended October 31, 2009 was as follows: (assuming a 15% effective tax rate)

2009

Current Tax Provision:
Federal and state-
Taxable income	$ -

Total current tax provision	$ -

Deferred Tax Provision:
Federal and state-
Loss carryforwards	$ 1,482
Change in valuation allowance	(1,482)

Total deferred tax provision	$ -

The Company had deferred income tax assets as of October 31, 2009 as follows:

2009

Loss carryforwards	$ 1,482
Less - Valuation allowance	(1,482)

Total net deferred tax assets	$ -

TRADE LINK WHOLESALERS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

There were no temporary differences between the Company’s tax and financial bases that result in deferred tax assets, except for the Company’s net operating loss carryforwards amounting to approximately $9,884 as of October 31, 2009, which may be available to reduce future year’s taxable income.

These carryforwards will expire, if not utilized, commencing in 2029.  Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company’s limited operating history and continuing losses.  Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

5. Related Party Transactions

The President of the Company provides management services to the Company. During the period ended October 31, 2009, management services of $1,000 were charged to operations.

As of October 31, 2009, the Company owed to Directors of the Company $1,000 for management fees. Such amounts are unsecured, non-interest bearing, and have no terms for repayment.

6.      Recent Accounting Pronouncements

On December 4, 2007, the FASB issued FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS No. 160”).  SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity.  The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement.  SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest.  In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated.  Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date.  SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest.

SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Earlier adoption is prohibited.  The management of Trade Link Wholesalers does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”).  SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how:  (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Specifically, SFAS No. 161 requires:

TRADE LINK WHOLESALERS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

•         disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;

•         disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;

•         disclosure of information about credit-risk-related contingent features; and

•         Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  Earlier application is encouraged.  The management of Trade Link Wholesalers does not expect the adoption of this pronouncement to have a material impact on its financial statements.

On May 9, 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities.

Prior to the issuance of SFAS No. 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards (“SAS”) No. 69, “The Meaning of Present Fairly in Conformity with Generally Accept Accounting Principles.”  SAS No. 69 has been criticized because it is directed to the auditor rather than the entity.  SFAS No. 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not the auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a.       FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b.      FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c.       AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d.      Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

TRADE LINK WHOLESALERS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting   Oversight Board amendment to its authoritative literature.  It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities.  The management of Trade Link Wholesalers does not expect the adoption of this pronouncement to have a material impact on its financial statements.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”).  SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities.  It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency.  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.”  That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities.  Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163.  Except for those disclosures, earlier application is not permitted.  The management of Trade Link Wholesalers does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 22, 2009, the FASB issued FASB Statement No. 164, “Not-for-Profit Entities: Mergers and Acquisitions” (“SFAS No. 164”).  SFAS No. 164 is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

a.       Determines whether a combination is a merger or an acquisition.

b.      Applies the carryover method in accounting for a merger.

TRADE LINK WHOLESALERS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

c.       Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities is the acquirer.

d.      Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement No. 142, “Goodwill and Other Intangible Assets,” to make it fully applicable to not-for-profit entities.

SFAS No. 164 is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisitions date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited.  The management of Trade Link Wholesalers does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 28, 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (“SFAS No. 165”).  SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, SFAS No. 165 provides:

1.      The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2.      The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.

3.      The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The management of Trade Link Wholesalers does not expect the adoption of this pronouncement to have material impact on its financial

In June 2009, the FASB issued FASB Statement No. 166, “Accounting for Transfers of Financial Assets- an amendment of FASB Statement No. 140” (“SFAS No. 166”).  SFAS No. 166 is a revision to SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.

 This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009.  The management of Trade Link Wholesalers does not expect the adoption of this pronouncement to have a material impact on its financial statements.

TRADE LINK WHOLESALERS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2009

In June 2009, the FASB issued FASB Statement No. 167, "Amendments to FASB Interpretation No. 46(R)" (“SFAS No. 167”).  SFAS No. 167 amends certain requirements of FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.

This statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  The management of Trade Link Wholesalers does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In June 2009, the FASB issued FASB Statement No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("SFAS No. 168").  SFAS No. 168 establishes the FASB Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental U.S. generally accepted accounting principles (“GAAP”).  The Codification did not change GAAP but reorganizes the literature.

SFAS No. 168 is effective for interim and annual periods ending after September 15, 2009.  The management of Trade Link Wholesalers does not expect the adoption of this pronouncement to have a material impact on its financial statements.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Trade Link Wholesalers Inc. (on behalf of itself and the selling stockholders) in connection with this Offering.  All amounts are estimates except for the registration fee.

Accounting and audit fees	$3,500
Edgar filing fees	1,000
Legal fees and expenses	3,000
Securities and Exchange Commission registration fee	29
Transfer Agent Fees	500

Total:	$8,029

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or Director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 5,500,000 shares of our common stock at a price of $0.001 per share to our Directors Natalia Gaubina (3,000,000) and Galina Shalimova (2,500,000) on September 30, 2009.  The total amount received from this Offering was $5,500.  We completed this offering pursuant to Regulation S of the Securities Act.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the subscriber to purchase the units have been obtained from United States Persons.  For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

 (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

The exhibits listed under here below are filed as part of this Form S-1:

3.1	Articles of Incorporation
3.2 4.2	Bylaws Subscription Agreement
5.1 10.1	Legal Opinion of Harrison Law, P.A. with consent to use Authorized Reseller Agreement
23.1	Consent of Ronald R. Chadwick P.C., Independent Registered Certified Public Accountants

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)       To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)     include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)     reflect in the Prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of  securities  offered (if the total  dollar value of  securities offered would not exceed that which was registered)  and  any deviation from the low or high end of the estimated  maximum  offering range may be reflected in the form of  Prospectus  filed with the commission pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the "Calculation  of  Registration  Fee"  table in the effective Registration Statement; and

(c)     include any additional or changed material information on the plan of distribution.

2.       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       To remove from registration by  means of a post-effective amendment any of  the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.       That, for determining  our liability under  the Securities  Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement,  regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                   any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant  to  Rule 424 (Section 230.424 of this chapter);

(ii)                 any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)                the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)               any other communication that is an offer in the offering made by us to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that  in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, on January 22, 2010.

TRADE LINK WHOLESALER’S INC.

By:	/s/ Natalia Gaubina
Natalia Gaubina,
President, Chief Executive Officer (Principal Executive Officer) and Director

By:	/s/ Galina Shalimova
Galina Shalimova,
Secretary, Chief Financial Officer (Principal Accounting Officer) and Director

POWER OF ATTORNEY

We, the undersigned officers and Directors of  Trade Link Wholesalers Inc., hereby severally constitute and appoint  Natalia Gaubina, Galina Shalimova and Vasili Cherkasov, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Natalia Gaubina	President, CEO and Director	January 22, 2010
Natalia Gaubina
/s/ Galina Shalimova	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director	January 22, 2010
Galina Shalimova

/s/ Vasili Cherkasov	Director	January 22, 2010
Vasili Cherkasov

II-IV